Exhibit 99.3

Index to Consolidated Financial Statements

Cargo Holdings International, Inc.

Report of Independent Certified Public Accountants

To the Stockholders of

Cargo Holdings International, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Cargo Holdings International, Inc. and Subsidiaries (a Florida corporation) as of December 31, 2006 and 2005, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cargo Holdings International, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11 to the consolidated financial statements, the consolidated financial statements as of December 31, 2006 and for the year then ended have been restated.

/s/ Grant Thornton LLP

Orlando, Florida
May 18, 2007 (Except for Note 11 as to which the date is November 5, 2007)

Cargo Holdings International, Inc.

Consolidated Balance Sheets

	December 31
	2006	2005
	(as restated)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,548,341	$10,738,418
Accounts receivable, net of allowance of $21,334 and $0 in 2006 and 2005, respectively	20,434,807	2,128,503
Return condition receivable	20,240,074	—
Deferred tax asset	2,014,400	412,053
Other current assets	2,771,350	352,558

TOTAL CURRENT ASSETS	80,008,972	13,631,532

Fixed assets, net	122,884,026	57,086,555
Deposits	2,216,885	1,025,530
Deferred tax asset	—	1,011,186
Other non-current assets, net	350,206	4,773,501

TOTAL ASSETS	$205,460,089	$77,528,304

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$27,278,560	$6,789,329
Return condition obligation	20,240,074	—
Current portion of long-term debt	8,084,684	3,960,760
Current portion of capital leases	5,484,281	—

TOTAL CURRENT LIABILITIES	61,087,599	10,750,089

Long-term debt, less current portion	8,763,266	17,063,872
Capital leases, less current portion	24,491,901	—
Deferred tax liability	20,283,300	—
Other liabilities	14,409,241	731,258

TOTAL LIABILITIES	129,035,307	28,545,219

Commitments (Note 7)

Minority interest	14,844,836	10,000,000

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value:
Class A, 40,000,000 shares authorized as of December 31, 2006 and 2005, 18,664,633 and 19,164,409 shares issued and outstanding as of December 31, 2006 and 2005, respectively	18,665	19,164
Class X, 40,950 shares authorized, issued and outstanding as of December 31, 2006 and 2005	41	41
Additional paid-in capital	41,083,736	41,804,577
Retained earnings (deficit)	20,477,504	(2,840,697)

TOTAL STOCKHOLDERS’ EQUITY	61,579,946	38,983,085

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$205,460,089	$77,528,304

The accompanying notes are an integral part of these consolidated financial statements.

Cargo Holdings International, Inc.

Consolidated Statements of Earnings

	Year Ended December 31,
	2006	2005	2004
	(as restated)
REVENUES	$296,124,688	$48,628,978	$46,956,610

OPERATING EXPENSES:
Salaries, wages and benefits	55,092,557	12,467,710	13,309,373
Fuel	112,058,466	336,256	440,165
Maintenance, materials and repairs	21,718,069	5,700,281	6,160,588
Depreciation and amortization	17,171,850	9,656,088	8,603,977
Landing and ramp	12,023,970	988,849	666,969
Rent	19,167,619	7,654,924	7,556,597
Other	20,583,517	5,620,992	4,286,655

	257,816,048	42,425,100	41,024,324

OTHER INCOME	986,971	69,439	256,076
INTEREST EXPENSE	(1,851,552)	(1,210,540)	(2,373,588)
INTEREST INCOME	1,595,346	487,524	207,228
MINORITY INTEREST	155,164	—	—

EARNINGS BEFORE INCOME TAXES	39,194,569	5,550,301	4,022,002
INCOME TAX EXPENSE	(15,876,368)	(804,273)	—

NET EARNINGS	$23,318,201	$4,746,028	$4,022,002

The accompanying notes are an integral part of these consolidated financial statements.

Cargo Holdings International, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31
	2006	2005	2004
	(as restated)
OPERATING ACTIVITIES:
Net earnings	$23,318,201	$4,746,028	$4,022,002
Adjustments to reconcile net earnings to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	17,171,850	9,656,088	8,603,978
Amortization of discount on warrants	—	—	331,709
Gain on early payment of notes payable	—	—	(256,076)
Loss on disposal and write-down of fixed assets	34,896	22,697	—
Deferred taxes	12,724,956	31,525	(155,814)
Insurance and modifications of stock options	622,000	356,800	—
Minority interest	(155,164)	—	—
Changes in assets and liabilities:
Accounts receivable, net	2,978,573	(372,476)	46,685
Other current assets	1,463,777	(43,082)	611,679
Deposits	(1,191,355)	(25,795)	(19,258)
Maintenance reserve deposits	—	—	2,166,365
Other non-current assets, net	(54,875)	(291,383)	(3,948)
Accounts payable and accrued expenses	5,689,897	(276,288)	952,357
Return condition obligation	(2,405,981)	—	—
Other liabilities	(619,532)	—	—

Net cash and cash equivalents provided by operating activities	59,577,243	13,804,114	16,299,679

INVESTING ACTIVITIES:
Purchase and conversion of 767 aircraft	(8,825,198)	(19,046,859)	(7,200,000)
Purchase of 727 aircraft	—	—	(3,943,028)
Purchase of DC-8 aircraft	(15,657,396)	—	—
Purchases of other fixed assets	(27,177,628)	(8,269,071)	(4,777,458)
Cash from acquisitions	16,926,231	—	—
Other	(150,100)	—	—

Net cash and cash equivalents used in investing activities	(34,884,091)	(27,315,930)	(15,920,486)

FINANCING ACTIVITIES:
Borrowings on long-term debt	—	4,000,000	15,500,000
Repayments on long-term debt	(4,176,682)	(3,716,259)	(17,698,756)
Repayments on capital lease	(1,484,100)	—	—
Redemption of common stock	(222,447)	(1,123,688)	(460,207)
Minority interest	5,000,000	10,000,000	—

Net cash and cash equivalents provided by (used in) financing activities	(883,229)	9,160,053	(2,658,963)

NET INCREASE (DECREASE) IN CASH	23,809,923	(4,351,763)	(2,279,770)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	10,738,418	15,090,181	17,369,951

CASH AND CASH EQUIVALENTS AT END OF YEAR	$34,548,341	$10,738,418	$15,090,181

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,707,700	$1,226,130	$1,733,513
Cash paid for income taxes	8,000,000	889,000	155,814

SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS:
Borrowing on capital leases (see Note 6)	$31,460,282	$—	$—
Acquisition of ATI (see Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

Cargo Holdings International, Inc.

Consolidated Statements of Shareholders’ Equity

	Class A Common Stock		Class X Common Stock		Additional Paid-In Capital	Accumulated (Deficit) Earnings	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2003	19,748,871	$19,749	40,950	$41	$42,989,796	$(11,608,727)	$31,400,859

Issuance of stock warrants	—	—	—	—	41,291	—	41,291
Redemption of common stock	(169,818)	(170)	—	—	(460,037)	—	(460,207)
Net earnings	—	—	—	—	—	4,022,002	4,022,002

Balance, December 31, 2004	19,579,053	$19,579	40,950	$41	$42,571,050	$(7,586,725)	$35,003,945

Modifications of stock options	—	—	—	—	356,800	—	356,800
Redemption of common stock	(414,644)	(415)	—	—	(1,123,273)	—	(1,123,688)
Net earnings	—	—	—	—	—	4,746,028	4,746,028

Balance, December 31, 2005	19,164,409	$19,164	40,950	$41	$41,804,577	$(2,840,697)	$38,983,085

Issuance of stock options	—	—	—	—	622,000	—	622,000
Redemption of common stock	(499,776)	(499)	—	—	(1,342,841)	—	(1,343,340)
Net earnings	—	—	—	—	—	23,318,201	23,318,201

Balance, December 31, 2006 (as restated)	18,664,633	$18,665	40,950	$41	$41,083,736	$20,477,504	$61,579,946

The accompanying notes are an integral part of these consolidated financial statements.

Cargo Holdings International, Inc.

Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND FUNDING AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Funding

The consolidated financial statements as of and for the years ended December 31, 2006, 2005 and 2004 include the accounts of Cargo Holdings International, Inc. (Cargo) and its wholly owned subsidiaries (collectively, the Company). As of December 31, 2006, the wholly-owned subsidiaries of Cargo include Capital Cargo International Airlines, Inc. (CCIA), Cargo Aircraft Management, Inc. and subsidiaries (collectively, CAM), Cargo Aviation, Inc., Air Transport International Limited Liability Company (ATI), LGSTX Group, Inc. and subsidiaries (collectively, LGSTX), Capital Logistics, Inc. (CL) and Capital Cargo Real Estate Holding, Inc. and subsidiaries (collectively, CCREH). Neither CL nor CCREH had activity during the years ended December 31, 2006, 2005 and 2004.

As of December 31, 2006, 2005 and 2004, the Company is authorized to issue up to 40,000,000 shares of Class A common stock (Class A), par value $.001 per share, and 40,950 shares of Class X common stock (Class X), par value $.001 per share. The holders of Class A and Class X are entitled to one vote and 1,000 votes per share, respectively. Otherwise, all dividends and other rights of holders of Class A and Class X are identical.

Capital Cargo International Airlines, Inc.

CCIA is a cargo airline which provides airport-to-airport transportation services to domestic and foreign air carriers, who utilize the services of CCIA rather than expanding their own aircraft fleet, and other non-asset based freight companies, who utilize the services of CCIA rather than entering the airline business. These contracts (ACMI or wet leases) generally require CCIA to supply aircraft, crew, maintenance and insurance, while its customers are responsible for substantially all other operating expenses, including fuel.

Cargo Aircraft Management, Inc.

CAM is an asset holding and management company whose intent is to acquire, manage and lease multiple aircraft types, including 727, DC-8, 757 and 767 aircraft and engines for operators like CCIA, ATI and others.

767 Aircraft One, LLC

During the year ended December 31, 2004, 767 Aircraft One, Inc. (767 Inc.) was formed as a wholly-owned subsidiary of CAM for the purpose of initially acquiring and converting five 767-200ER aircraft (767 Project). During 2004, 767 Inc. entered into a purchase agreement to acquire five 767-200ER aircraft (767 Aircraft) for $21,000,000. In 2004, the first 767 Aircraft was acquired for $4,200,000 and deposits of $3,000,000 had been made to secure the purchase of the remaining four 767 Aircraft and conversions.

During the year ended December 31, 2005, 767 Inc. was merged into the newly formed 767 Aircraft One, LLC (767 LLC). In 2005, prior to the merger with 767 LLC, 767 Inc. spent an additional $10,300,000 on the purchase of two additional 767 Aircraft and other related conversion costs. When 767 Inc. was merged into 767 LLC, the 767 Project costs totaled approximately $17,500,000 of which $14,600,000 was considered equity contributed to 767 LLC by CAM and the remaining $2,900,000 was payable to CAM. In October 2005, 767 LLC sold 27.32 percent of its membership interest for $10,000,000 to two separate investors (both shareholders in Cargo), each becoming members of 767 LLC in addition to the Company. In addition, the buyers of the membership interest received warrants to purchase approximately 3,690,000 Class A shares in the Company at $2.71 per share. The warrants expire on December 31, 2010. Subsequent to the sale, the Company had an approximately 68 percent membership interest in 767 LLC. In January 2006, 767 LLC sold 13.66 percent of its membership for $5,000,000 to an additional investor. The buyer received warrants to purchase approximately 1,845,000 Class A shares in the Company, at $2.71 per share. The warrants expire on December 31, 2010. Subsequent to the sale, the Company had a 59.02 percent membership interest in 767 LLC. Accordingly, all the assets and liabilities of 767 LLC have been included and a minority interest has been reflected in the accompanying consolidated balance sheets as of December 31, 2006 and 2005.

During the year ended December 31, 2005, 767 LLC borrowed $4,000,000 and provided a first priority security interest in two owned 767 Aircraft. The proceeds from the sale of the membership interest and the borrowings were used to pay $2,900,000 to CAM, purchase the remaining two 767 Aircraft and make payments on other related conversion costs. As of December 31, 2006 and 2005, the 767 Project had approximately $35,072,000 and $26,247,000, respectively in capitalized costs included in fixed assets on the accompanying consolidated balance sheets.

Of the capitalized amount, as of December 31, 2006 and 2005, $32,095,700 and $26,067,000, respectively, is related to cash spent on the 767 Project and the remaining $2,976,300 and $180,000, respectively, relates to accounts payable for project costs not yet paid. As of December 31, 2006 and 2005, 767 LLC had approximately $1,204,800 and $2,540,000, respectively, in cash and cash equivalents.

The estimated overall cost of the 767 Project is anticipated to be approximately $95,300,000 exclusive of financing fees and interest. 767 LLC has a secured debt financing commitment (the 767 Financing) of $62,335,000 for the 767 Project. As of December 31, 2006, $4,000,000 has been drawn on this financing. In May 2007, the 767 Financing was replaced by the Senior Credit Facility (see Note 9).

In May 2007, the Company purchased the minority interest in 767 LLC for $15,000,000 and 767 LLC became a wholly owned subsidiary of CAM.

Air Transport International Limited Liability Company

Effective February 28, 2006, the Company acquired all of the outstanding membership interest of ATI (ATI Acquisition). ATI is a cargo airline which provides airport-to-airport transportation services to domestic and foreign air carriers, who utilize the services of ATI rather than expanding their own aircraft fleet, and other non-asset based freight companies, who utilize the services of ATI rather than entering the airline business. These contracts (ACMI or wet leases) generally require ATI to supply aircraft, crew, maintenance and insurance, while its customers are responsible for substantially all other operating expenses, including fuel. ATI also offers limited passenger charter service through the operation of DC-8 “combi” aircraft, which are capable of carrying both passengers and freight on their main deck. The results of ATI’s operations have been included in the consolidated financial statements from February 28, 2006.

The following table summarizes the assets acquired and the liabilities assumed in the ATI Acquisition (see Note 11 for discussion of the restatement):

Amount (Restated)
Cash	$16,851,231
Accounts receivable	21,284,877
Return condition receivable	46,031,023
Deferred tax asset	14,896,817
Other current assets	3,882,569

Total assets acquired	$102,946,517

Accounts payable and accruals	$17,616,639
Return condition obligations	48,437,004
Deferred tax liability	21,864,000
Other liabilities	15,028,774

Total liabilities assumed	$102,946,417

Net assets acquired	$100

Aircraft Lease Reductions

During 2002, the Company issued 6,183,300 shares of Class A and 10,950 shares of Class X stock of Cargo to a lessor (the Aircraft Lessor – see Note 6) in exchange for reductions on certain aircraft lease payments. As a result, the Company recognized prepaid lease assets of $11,093,074 ($4,478,170, net of accumulated amortization for the year ended December 31, 2005), which is reflected in the accompanying balance sheets as other non-current assets. The prepaid lease assets were being amortized over the life of each respective operating lease. In September 2006, these operating leases were renegotiated as capital leases (see Note 6). Accordingly, the remaining prepaid lease balance ($3,060,690, net of accumulated amortization), was re-classed to fixed assets and is being depreciated over the life of the asset.

Summary of Significant Accounting Policies

Principles of Consolidation

All significant intercompany accounts and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash in excess of current operating needs is invested in highly liquid money market securities. Investments consist of commercial paper or money market fund investments with maturities of 90 days or less when purchased and are stated at cost plus accrued interest, which approximates market value. The Company considers these investments to be cash equivalents.

Marketable Equity Securities and Derivative Instruments

During 2006, 2005 and 2004, the Company utilized an interest rate swap contract to manage interest rate risk related to its long-term debt. The overall objective of the Company’s interest rate risk management policy is to offset changes in the values of long-term debt resulting from changes in interest rates. The Company does not speculate on the direction of interest rate movements in its management of interest rate risk. Statement of Financial Accounting Standards (SFAS) No. 133, Accounting For Derivative Instruments and Hedging Activities, as amended, requires all derivative instruments to be recognized on the balance sheet at fair value. Gains or losses resulting from changes in the values of derivatives are accounted for depending on the purpose of the derivative and whether it qualifies for hedge accounting. If certain conditions are met, hedge accounting may be applied, with changes in the values of derivatives recorded in the balance sheet. In the absence of meeting these conditions, the derivatives are non-designated derivative instruments with gains or losses recorded to current earnings. The derivative instrument entered into by the Company was a non-designated derivative instrument and had a decrease in fair value of approximately $69,000, which has been recorded as interest expense for the year ended December 31, 2006. In the year ended December 31, 2005, the derivative instrument had an increase in value of approximately $291,000, which was recorded as interest income. The derivative instrument had an immaterial impact on the operating results for the year ended December 31, 2004.

Accounts Receivable

The Company’s accounts receivable consist of amounts due from customers. Credit is extended based on an evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are stated as amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due.

The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible.

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation and amortization. The Company provides depreciation over the estimated useful lives of the related assets using the straight-line method. Leasehold improvements are amortized over the shorter of the term of the lease or the estimated useful life of the asset.

Asset lives range as follows:

Years
Airframes	2 to 20
Engines	3 to 15
Parts and on-board flight equipment	3 to 4
Ground support	3 to 7
Furniture, fixtures and equipment	2 to 7

Maintenance and repair costs for owned and leased flight equipment are charged to operating expense as incurred except engine and airframe overhaul costs, for leased aircraft, which are accrued on the basis of hours flown and which, for owned aircraft are capitalized and amortized over the useful life of the asset or the estimated useful life of the overhaul, whichever is shorter. Leasehold and owned engine and airframe improvements are capitalized and amortized over the terms of the respective leases, or over their estimated useful lives, whichever is shorter. All other maintenance and repair costs are expensed to operations as incurred.

Long-lived Assets

The Company evaluates the realizability of its long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 requires that one accounting impairment model be used for long-lived assets held and used to be disposed of by sale, whether previously held and used or newly acquired. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from uses of the assets and their eventual disposition. As of December 31, 2006, 2005 and 2004, the Company evaluated the realizability of its long-lived assets and there were no impairments of assets recorded.

Deposits

Upon the execution of certain aircraft lease agreements, the Company is required to deposit cash to be held as security for the aircraft lease obligation. If the Company fails to pay any amount due under the lease or comply with the other terms and provisions of the aircraft lease agreement, the lessor may retain all or a portion of the security deposit. The Company is generally not entitled to interest on certain security deposits. The Company is entitled to the security deposit upon the expiration of the term of the lease and the return of the aircraft in compliance with the aircraft lease agreement. As of December 31, 2006 and 2005, there was approximately $1,300,000 and $801,500, respectively, of aircraft lease deposits recorded as deposits on the accompanying balance sheets.

Financial Instruments

The Company estimates the fair value of its financial instruments such as cash, accounts receivable, derivative instruments, accounts payable and notes payable to approximate their recorded amounts due to the liquid, short-term nature and market rate terms of these instruments.

Maintenance Reserve Deposits

Certain long-term debt agreements require the Company to place into an escrow account, held exclusively by the financial institution, amounts for airframe, engine and landing gear maintenance. Amounts paid are included in other non-current assets. The reserves can only be used to reimburse the Company for the actual cost of aircraft and engine overhauls. Actual costs incurred on the financed aircraft and engines are capitalized and depreciated over the useful life. The Company paid approximately $720,000, $780,000 and $543,000 towards maintenance reserve deposits during the years ended December 31, 2006, 2005 and 2004, respectively.

Withdrawals from maintenance reserve deposits for overhauls performed on aircraft and engines were approximately $600,000, $780,000 and $109,000 for the years ended December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006, the remaining maintenance reserve deposit balance of $120,000 is included in other non-current assets on the accompanying balance sheet. During the year ended December 31, 2004, the Company received approximately $2,600,000 from maintenance reserve deposits upon payment of the related long-term debt.

Income Taxes

The Company accounts for income taxes using an asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. In estimating future tax consequences, the Company considers all expected future events other than enactments of changes in the tax law or rates. Changes in tax laws or rates will be recognized in the future years in which they occur.

Revenue Recognition

Revenue for aircraft operations is recognized as services are performed. Additionally, effective with the ATI Acquisition, the Company entered into a services agreement with a significant customer, under which the Company is responsible for providing aircraft fuel, parking, landing, and deicing services. The costs of these services are reimbursable at cost, without mark-up, and are recognized as revenue when incurred. For the year ended December 31, 2006, the Company incurred $76,722,980 in aircraft fuel costs and $7,909,267 in parking, landing and deicing costs under the services agreement.

Overhaul Reserves

Prior to the Aircraft Lessor Capital Lease transaction (see Note 6), in accordance with certain prior operating aircraft lease agreements, the Company was required to make monthly payments to establish overhaul reserves for the periodic overhaul of the aircraft and engines. Alternatively, the Company either issued Class A shares in lieu of payment or accrued amounts due to the Aircraft Lessor. The monthly overhaul reserve amounts are based on the number of flight hours or cycles operated during the preceding month multiplied by certain rates established by the lease agreements. As the Company performed certain aircraft or engine overhaul procedures, the Company was either reimbursed from the overhaul reserves, redeemed the Class A shares or reduced the unpaid overhaul reserve. The Company expenses all amounts related to the overhaul reserves for leased aircraft as incurred.

During the year ended December 31, 2006, 2005 and 2004, the Company recognized approximately $1,442,900, $1,908,100 and $2,204,000, respectively, in overhaul reserve expense associated with aircraft leased from the Aircraft Lessor. During the year ended

December 31, 2006, 2005 and 2004, there were approximately $1,428,000, $1,849,300 and $1,497,000, respectively, of qualified maintenance reimbursement reductions to the accrued unpaid overhaul reserves. Additionally, during the years ended December 31, 2006, 2005 and 2004, there were 82,084, 414,644 and 169,818 Class A shares redeemed totaling $222,447, $1,123,688 and $406,207, respectively, related to qualified overhaul procedures performed. During the year ended December 31, 2006, the Company renegotiated the Aircraft Lessor operating leases which became capital leases and approximately $3,174,700 of accrued unpaid overhaul reserves, $738,000 of overhaul reserve cash, $357,000 of overhaul reserve receivables and 414,562 Class A shares totaling approximately $1,120,900 were redeemed and applied to the Aircraft Lessor Capital Lease transaction (see Note 6). Accordingly, as of December 31, 2006, there were no remaining accrued unpaid overhaul reserves, overhaul reserve cash, overhaul reserve receivable or outstanding Class A shares related to overhaul reserves.

The remaining accrued but unpaid overhaul reserve balance as of December 31, 2005, was approximately $3,159,800, which is included in accounts payable and accrued expenses in the accompanying balance sheets. As of December 31, 2006 and 2005, there were 496,646 and 914,419, respectively, redeemable Class A shares outstanding related to the unpaid overhaul reserves (totaling approximately $1,343,000 and $2,467,000, respectively), cash overhaul reserves in accounts maintained by the Aircraft Lessor of approximately $738,000 and the Company had a receivable due from the Aircraft Lessor of approximately $328,000.

Return Receivables and Obligations

In connection with the ATI Acquisition, the Company acquired a $46,031,023 return condition receivable and assumed a $48,437,004 return condition obligation related to certain leased DC-8 freighter aircraft and engines. In accordance with certain DC-8 aircraft and engine operating lease agreements, ATI was required to accrue monthly reserves for return condition payments due to the lessors at the termination of the operating leases and upon the return of the aircraft and engines. The monthly reserve amounts are based on the number of flight hours or cycles operated during the preceding month multiplied by certain rates or fixed amounts established by the lease agreements. As part of the ATI Acquisition, the seller of ATI (ATI Seller) agreed to reimburse the Company for the return condition obligations accrued through December 31, 2006 related to certain leased DC-8 freighter aircraft and engines.

During 2006, five DC-8 freighter aircraft and one DC-8 combi operating leases, subject to return condition obligations, were terminated and the aircraft were effectively returned to the aircraft lessors. However, simultaneously with the lease terminations and return of the aircraft, the Company purchased the five DC-8 freighter aircraft and the one DC-8 combi aircraft. Accordingly, as a result of the lease terminations and aircraft returns, $25,790,949 of the return condition obligation was paid directly to the aircraft lessors by the ATI Seller, $2,405,181 of the return condition obligation was paid by the Company, and $25,790,949 of the return condition receivable was paid off.

Subsequent to December 31, 2006, seven additional DC-8 freighter aircraft operating leases, subject to return condition obligations, were terminated and the aircraft were effectively returned to the aircraft lessors. However, simultaneously with the lease terminations and return of the aircraft, the Company purchased the seven DC-8 freighter aircraft (See Note 10). Accordingly, as a result of lease terminations and aircraft returns, the remaining $20,240,074 return condition obligation was paid directly to the aircraft lessor by the ATI Seller and the remaining $20,240,074 return condition receivable was paid off.

Significant Customers

During the year ended December 31, 2006, the Company recorded sales to two major customers, which represented 61 percent and 26 percent of revenues. The Company had receivables due from four customers, which comprised 20 percent, 20 percent, 15 percent and 10 percent of accounts receivable as of December 31, 2006. During the year ended December 31, 2005, the Company recorded sales to two major customers, which represented 90 percent and 10 percent of revenues. The Company had receivables due from two customers, which comprised 72 percent and 20 percent of accounts receivable as of December 31, 2005. During the year ended December 31, 2004, the company recorded sales to two major customers, which represented 86 percent and 12 percent of revenues.

Stock-based Compensation

In the year ending December 31, 2005, the Company accounted for stock options under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). However, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123) and SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure (SFAS 148), which established additional financial accounting reporting standards for stock-based employee compensation plans. The statements define a fair value method of accounting for an employee stock option or similar equity instruments and encourage all entities to adopt that method of accounting for all of their stock compensation.

For options issued prior to December 31, 2005, FASB 123 also allowed an entity to continue to measure compensation costs for those plans using the intrinsic value based method of accounting prescribed by APB 25, but required pro forma disclosure of net income for the effects on compensation expense had the accounting guidance for the fair value method been adopted. For options issued prior to December 31, 2005, the Company did not elect the fair value based method of accounting for stock-based employee compensation and has included the appropriate disclosure requirements.

However, they also allow an entity to continue to measure compensation costs for those plans using the intrinsic value based method of accounting prescribed by APB 25, but requires pro forma disclosure of net income for the effects on compensation expense had the accounting guidance for the fair value method been adopted. The Company did not change to the fair value based method of accounting for stock-based employee compensation and has adopted the appropriate disclosure requirements.

Had the fair value method been implemented, the Corporation’s net income would have been decreased to the amounts indicated below for the years ended December 31, 2005 and 2004:

	2005	2004
Net earnings, as reported	$4,746,028	$4,022,002
Less: Total stock-based employee compensation expense determined under fair value method	(148,104)	(32,188)

Pro forma net earnings	$4,597,924	$3,989,814

In December 2004, the Financial Accounting Standards Board issued Statement 123 (revised 2004), Share-Based Payment (Statement 123R). This Statement is effective for the first annual period that begins after December 15, 2005. This Statement requires that the costs of employee share-based payments be measured at fair value on the awards’ grant date using an option-pricing model and recognized in the financial statements over requisite service period. This Statement does not change the accounting for stock ownership plans, which are subject to American Institute of Certified Public Accountants SOP 93-6, “Employer’s Accounting for Employee Stock Ownership Plans.” Statement 123R supersedes APB 25 and its related interpretations, and eliminates the alternative to use APB 25’s intrinsic value method of accounting.

Statement 123R allows for the prospective application whereby compensation cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date will be recognized over the remaining service period using the minimum value method. The compensation cost for that portion of awards will be based on the grant-date fair value of those awards as calculated for pro forma disclosures under SFAS 123, as originally issued. All new awards and awards that are modified, repurchased, or cancelled after the adoption date will be accounted for under the provisions of Statement 123R. For the year ended December 31, 2006, the Company adopted Statement 123R, and recorded an expense of $622,000 in payroll and related expenses in the consolidated statement of income related to the issuance of 917,000 stock options (see Note 4).

Post-retirement Benefits Other Than Pensions

Crewmembers of ATI covered under a collective bargaining agreement are paid any remaining sick leave accrual (up to 180 days of the crewmember’s salary) at retirement. The Company accounts for the benefit costs in accordance with SFAS No. 106, Employers’ Accounting for Post-Retirement Benefits Other Than Pensions, but funds the benefit costs on a pay-as-you-go (cash) basis and makes appropriate disclosures as required by SFAS 132R, Employers’ Disclosure about Pensions and Other Postretirement Benefits (see Note 9).

Prior-year Reclassifications

Certain prior-year amounts in the consolidated statements of income have been reclassified to conform to the current-year presentation.

Impact of Recently Issued Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes in an enterprise’s financial statements in accordance with SFAS 109. FIN 48 provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2007, although earlier application of the provisions of the interpretation is encouraged. The Company is reviewing FIN 48 and has not yet determined the impact, if any, on its financial position or results of operations.

NOTE 2 – FIXED ASSETS

Fixed assets consisted of the following as of December 31, 2006 and 2005:

	2006	2005
Airframes	$78,055,864	$32,470,831
Construction in progress	35,201,089	26,330,861
Engines	41,800,029	17,197,453
Parts and on-board flight equipment	4,772,655	5,168,669
Ground support	342,295	190,725
Furniture, fixtures and equipment	1,129,970	565,053

	161,301,902	81,923,592
Less: Accumulated depreciation and amortization	(38,417,876)	(24,837,037)

	$122,884,026	$57,086,555

Depreciation and amortization expense was approximately $15,857,000, $7,995,000 and $6,943,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

As of December 31, 2006, the Company owned six and had seven capital leases and one operating lease for all-cargo heavyweight 727 aircraft. Additionally, the Company owned five DC-8 combi aircraft and six DC-8 freighter aircraft and had seven operating leases for DC-8 freighter aircraft. As of December 31, 2005 and 2004, the Company owned six and had seven operating leases for all-cargo heavyweight 727 aircraft. As of December 31, 2006 and 2005, 767 LLC owned five 767 Aircraft, which are being converted for cargo use. In January 2007, the seven DC-8 freighter aircraft under operating leases were purchased (see Note 10).

NOTE 3 – LONG-TERM DEBT

Long-term debt consisted of the following as of December 31, 2006 and 2005:

	2006	2005
Aircraft Lessor notes payable, due in monthly installments of principal and interest (at 9% as of December 31, 2006) of $14,110 due through various dates from August 1, 2007 to April 1, 2009, collateralized by specific aircraft and parts. Settled in connection with the Aircraft Lessor Capital Lease transaction (see Note 6).	$—	$340,962

Notes Payable due in monthly installments of principal and interest (at 6.4% as of December 31, 2006) of approximately $304,000 through November 2009, collateralized by specific aircraft and engines. Paid in full subsequent to December 31, 2006 (see Note 10).	9,744,831	12,598,932

Notes Payable, due in monthly installments of principal and interest (at 6% as of December 31, 2006) of $100,000 through November 2008 and the remaining principal balance due December 1, 2008. Paid in full subsequent to December 31, 2006 (see Note 10).	3,103,119	4,084,738

Notes Payable, due in monthly installments at LIBOR (5.35% as of December 31, 2006) plus 5.5% and principal balance due July 15, 2007, collateralized by a first priority security interest in two 767 aircraft. Paid in full subsequent to December 31, 2006 (see Note 10).	4,000,000	4,000,000

	16,847,950	21,024,632
Less: Current portion	(8,084,684)	(3,960,760)

Long-term debt, less current portion	$8,763,266	$17,063,872

As of December 31, 2006, the Company had a revolving credit facility (the Revolver) available of $15,000,000 with interest at LIBOR (5.35 percent as of December 31, 2006) plus 1.85 percent with a maturity date of June 30, 2007. There were no borrowings on the line of credit as of December 31, 2006. However, there was $1,960,831 in letters of credit outstanding, which reduced the availability on the Revolver to $13,039,169 as of December 31, 2006. The Revolver and other note payable agreements contain certain restrictive covenants that, among other things, require minimum net worth levels and a maximum leverage ratio, as defined in the agreements. The Company was in compliance with or had obtained waivers for the debt covenants as of and for the years ended December 31, 2006, 2005 and 2004. Subsequent to December 31, 2006, the Revolver was replaced with the Senior Credit Facility (see Note 10).

As a result of the Cargo Senior Secured Credit Facilities (see Note 10); the initial $50,000,000 borrowing matures as follows:

Year ending December 31,	Amount
2007	$—
2008	10,000,000
2009	10,000,000
2010	10,000,000
2011	10,000,000
Thereafter	10,000,000

$50,000,000

During the year ended December 31, 2004, certain notes payable were issued with detachable stock warrants to purchase approximately 69,000 shares of Class A stock of Cargo at $2.71 per share. The detachable stock warrants issued in 2004 had an estimated fair value at the dates of issuance of $41,291.

The fair values assigned to the warrants were recorded as additional paid-in capital and as a discount of the debt that was issued. The discounts were being amortized over the terms of the notes using the effective interest method. In November 2004, the notes payable were paid in full and the remaining discount was recognized as interest expense.

NOTE 4 – STOCK OPTIONS AND WARRANTS

In 1995, the Company created the Combined Incentive and Nonstatutory Stock Option Plan (the 1995 Plan). During the year ended December 31, 1999, the Company’s Board of Directors (the Board) approved an amendment to the 1995 Plan, which changed the plan’s name and number of shares authorized to be issued. The 1995 Plan was renamed the 1999 Incentive Stock Option Plan I (the 1999 Plan I). The 1999 Plan I provided for the issuance 440,000 shares of Class A stock to employees, officers, directors and others to assist the Company in its efforts to attract and retain qualified persons for positions of responsibility and to provide employees, officers, directors and others additional incentive to contribute to the future success of the Company. As of December 31, 2005, the 1999 Plan I was terminated.

During the year ended December 31, 2000, the Board adopted the 1999 Incentive Stock Option Plan II (the 1999 Plan II). The 1999 Plan II provided for the issuance of up to 655,741 shares of Class A stock to employees, officers, directors and others to assist the Company in its efforts to attract and retain qualified persons for positions of responsibility and to provide employees, officers, directors and others additional incentive to contribute to the future success of the Company. As of December 31, 2005, the 1999 Plan II was terminated.

During the year ended December 31, 2005, the Board adopted the 2005 Stock Option Plan (the 2005 Plan). The 2005 Plan provides for the issuance of up to 2,800,000 shares of Class A stock to employees, officers, directors and others to assist the Company in efforts to attract and retain qualified persons for positions of responsibility and to provide employees, officers, directors and others additional incentive to contribute to the future success of the Company. As of December 31, 2006 and 2005, there were 1,068,000 and 1,925,000 options available for issuance under the 2005 Plan, respectively.

Typically, options issued under the 1999 Plan I, 1999 Plan II and the 2005 Plan (collectively, the Stock Option Plans) either vest immediately or over five years at 20 percent per year and expire after 10 years. Under the Stock Option Plans and other stock options issued outside of the Stock Option Plans (Other Stock Options), the options’ exercise prices are at least equal to the fair market value of the stock price on the date of grant.

A summary of the status of the Stock Option Plans and the Other Stock Options for the years ended December 31, 2006, 2005 and 2004 are as follows:

	Stock Option Plans		Other Stock Options
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding as of December 31, 2003	733,300	2.34	1,226,467	2.05
Granted	—	—	40,000	2.71
Forfeited	(23,000)	2.71	—	—

Outstanding as of December 31, 2004	710,300	2.33	1,266,467	2.09
Granted	987,290	2.71	90,000	2.71
Forfeited	(19,000)	2.71	—	—

Outstanding as of December 31, 2005	1,678,590	2.55	1,356,467	2.13
Granted	867,000	3.27	50,000	3.79
Forfeited	(179,800)	1.75	(10,000)	2.71

Outstanding as of December 31, 2006	2,365,790	2.87	1,396,467	2.18

Exercisable as of December 31, 2006	2,336,190	2.88	1,396,467	2.18

The Stock Option Plans and the Other Stock Options outstanding as of December 31, 2006, have a weighted-average contractual life of 8.3 years.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The assumptions used for 2006 grants were an expected life of approximately 7 years, an interest rate of approximately 4.45 percent, volatility of 40 percent and dividend rate of 8.5 percent. The assumptions used for the grants in 2005 were an expected life of approximately 5 years and an interest rate of approximately 5 percent. The assumptions used for the grants in 2004 were an expected life of approximately 6.18 years and an interest rate of approximately 3.3 percent.

Additionally as of December 31, 2006, 2005 and 2004, there were approximately 6,480,000, 4,635,000 and 945,000, respectively, stock warrants outstanding to purchase shares of Class A stock of the Company, at $2.71 per share. The stock warrants expire from October 1, 2010 to November 4, 2013.

NOTE 5 – INCOME TAXES

Income taxes consisted of the following components for the years ended December 31, 2006 and 2005:

	2006	2005	2004
Current	$3,151,412	$772,748	$(155,814)
Deferred	12,724,956	31,525	155,814

Income taxes	$15,876,368	$804,273	$—

Deferred tax assets and liabilities included the following as of December 31, 2006 and 2005 (see Note 11 for discussion of the restatement):

	2006 (Restated)
	Current	Non-Current	Total
Tax asset:
Accrued vacation & sick pay	$594,513	$1,218,468	$1,812,981
Fixed assets	—	2,854,352	2,854,352
Lease expense	—	1,167,703	1,167,703
Accrued expenses	1,419,887	21,317	1,441,204
Other	—	103,111	103,111

	$2,014,400	$5,364,951	$7,379,351
Tax liability:
Aircraft and engine maintenance	—	(3,699,218)	(3,699,218)
Partnership basis difference	—	(21,864,000)	(21,864,000)
Other	—	(85,033)	(85,033)

Net deferred tax asset (liability)	$2,014,400	$(20,283,300)	$(18,268,900)

	2005
	Current	Non-Current	Total
Tax asset:
Accrued vacation & compensation	$151,384	$—	$151,384
Net operating loss (NOL) and alternative			—
minimum tax (AMT) carryforwards	—	1,112,798	1,112,798
Lease and accrued expense	260,669	3,234,278	3,494,947
Other	—	134,264	134,264

	$412,053	$4,481,340	$4,893,393
Tax liability:
Fixed assets	—	(3,359,021)	(3,359,021)
Other	—	(111,133)	(111,133)

Net deferred tax asset (liability)	$412,053	$1,011,186	$1,423,239

The reconciliation of income taxes based on the U.S. statutory federal income tax rate (34 percent) to the Company’s income taxes based on income is as follows for the years ended December 31, 2006 and 2005:

	2006	2005	2004
U.S. statutory federal income tax rate	$13,326,154	$1,887,102	$1,367,481
State income tax rate, net of federal tax benefit	1,422,763	201,475	145,998
Costs incurred but not deductible for tax purposes	577,180	96,580	91,026
Decrease in the valuation allowance	—	(1,380,884)	(1,604,505)
Other	550,271	—	—

Income taxes	$15,876,368	$804,273	$—

The Company has recognized net deferred tax assets of $1,423,000 as of December 31, 2005. While realization of the net deferred tax assets recognized is not assured, management believes that it is “more likely than not” that the net deferred tax assets will be realized. The amount of the net deferred tax assets considered realizable, however, could be reduced if estimates of future taxable income during the carryforward periods are reduced.

NOTE 6 – RELATED PARTY

As of December 31, 2006, 2005 and 2004, the Company had operating leases for one, seven and seven 727 aircraft, respectively, from the Aircraft Lessor, a shareholder (See Note 1). During 2006, 2005 and 2004, the Company recognized approximately $5,465,000, $7,140,000 and $7,140,000, respectively, in aircraft lease expense associated with aircraft leased from the Aircraft Lessor, which is included in rent expense in the accompanying statements of income.

On September 30, 2006, the Company renegotiated seven 727 aircraft operating leases with the Aircraft Lessor, which became capital lease obligations of the Company (Aircraft Lessor Capital Leases) and expire August 2010 through January 2012. As a result, the Company recorded $31,460,282 in capital lease obligations and $29,326,908 in fixed assets (net of $4,676,521 of overhaul reserve related amounts (Note 1) and $559,608 of aircraft conversion credits plus $3,060,690 of prepaid lease assets (Note 1) and $42,065 in cash).

Future minimum lease payments under capital leases, together with the present value of the net minimum lease payments, are as follows as of December 31, 2006:

Year ending December 31,	Amount
2007	$7,241,309
2008	7,241,309
2009	7,241,309
2010	7,114,452
2011	5,825,387
Thereafter	300,000

Total minimum lease payments	34,963,766
Less: Amounts representing interest at 6.5%	(4,987,584)

Present value of minimum lease payments	29,976,182
Less: Current portion	(5,484,281)

Long-term obligation	$24,491,901

NOTE 7 – COMMITMENTS

The Company leases one aircraft from the Aircraft Lessor and various other properties under operating leases expiring in various years.

Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2006, are summarized as follows:

Year ending December 31,	Aircraft	Property	Total
2007	$660,000	$1,789,356	$2,449,356
2008	660,000	1,651,792	2,311,792
2009	660,000	1,037,026	1,697,026
2010	550,000	1,030,028	1,580,028
Thereafter	—	277,559	277,559

NOTE 8 – 401(k) EMPLOYEE BENEFIT PLAN

The Company has defined contribution plans (the Plans) established under Internal Revenue Code Section 401(k) covering substantially all full-time employees. Under the terms of the Plans, employees may elect to defer up to maximum amounts allowable by federal tax regulations. The Company contributed approximately $455,600, $56,000 and $56,000 for the years ending December 31, 2006, 2005 and 2004, respectively.

NOTE 9 – POST-RETIREMENT BENEFITS

ATI’s cockpit crewmembers covered under a collective bargaining agreement are paid any remaining sick leave accrual (up to 180 days of the crewmember’s salary) at retirement based on the crewmember’s current salary.

The Company engaged an actuary to calculate the accrued post-retirement benefit obligation. The Company used a December 31, 2006 measurement date for its post-retirement benefit calculation. The accrued post-retirement benefit cost of approximately $2,543,000 as of December 31, 2006 is included in other liabilities, with the short-term portion of approximately $380,000 in accounts payable and accrued expenses. The net periodic benefit cost for the year ended December 31, 2006 was $376,500.

The reconciliation of the accrued post-retirement benefit cost as of December 31, 2006 was as follows:

Accumulated post-retirement benefit obligation	$2,923,000
Plan assets at fair value	—

Funded status	2,923,000
Unrecognized prior service cost	—
Unrecognized net loss	—

Accrued post-retirement benefit cost	$2,923,000

The economic assumptions used to calculate the post-retirement benefit obligation include a discount rate of 5.75% and a rate of compensation increase of 4.0%. The Company’s projected cash payments at December 31, 2006 for each of the next five years and the aggregate five years thereafter are as follows:

2007	$380,000
2008	450,000
2009	323,000
2010	344,000
2011	354,000
Next 5 years	1,860,000

NOTE 10 – SUBSEQUENT EVENTS

Senior Credit Facility

In May 2007, the outstanding balance on all the Company’s long-term debt was paid in full and replaced by the Cargo Senior Secured Credit Facilities (Senior Credit Facility). The Senior Credit Facility provides a $100,000,000 term loan (Senior Term Facility), of which $50,000,000 was drawn in May 2007 with the remaining $50,000,000 to be drawn prior to six months thereafter, subject to certain contingencies, and a $115,000,000 revolving credit facility (Senior Revolving Facility). The Company had approximately $723,000 outstanding in letters of credit, which would reduce the availability of the Senior Credit Facility.

The Senior Credit Facility contains certain restrictive covenants that, among other things, requires a minimum leverage ratio, a minimum fixed charge coverage ratio and minimum EBITDA, as defined in the credit agreement, determined on a twelve-month rolling basis calculated quarterly. The Company is able to elect an interest rate which is based on the sum of either a LIBOR Rate, LIBOR Index rate or Base Rate plus an applicable interest rate margin. The interest rate margins for the Senior Credit Facility are determined by the leverage ratio and are calculated quarterly. The interest rate margin for borrowings on the Senior Term Facility at LIBOR is 2.25 percent and can be reduced to 2.0 percent if the leverage ratio falls below 2.00 for two consecutive quarters. The interest rate margin for outstanding borrowings on the Senior Revolving Facility at LIBOR is 2.0 percent and can be adjusted to a margin of 1.5 percent to 2.625 percent depending on the leverage ratio. The rate on the unused portion on the Senior Revolving Facility is 0.25 percent and can be adjusted up to 0.5 percent depending on the leverage ratio.

Repayment of the Senior Term Facility will be $2,500,000 per quarter beginning March 2008 through December 2011, then increases to $7,500,000 through December 2012 with the remaining balance due April 2013. Repayment of the Senior Revolving Facility is due April 2012.

The Senior Credit Facility is cross-collaterallized and secured by a first priority security interest in and lien on all personal property of the Company, including, among other things, all aircraft and engine, all accounts and fixed assets, except for ceratin permitted exceptions.

DC-8 Aircraft purchase

In January 2007, CAM purchased seven DC-8 aircraft for approximately $14,000,000 and leased the aircraft to ATI. The aircraft were formerly being leased by ATI from a third party lessor. Additionally, as a result of lease terminations, aircraft returns and aircraft purchases, the remaining $20,240,074 return condition obligation was paid directly to the aircraft lessor by the ATI Seller and the remaining $20,240,074 return condition receivable was realized by the company.

NOTE 11 – RESTATEMENT

Subsequent to the issuance of the Company’s 2006 consolidated financial statements, the Company’s management determined that in connection with the ATI Acquisition (Note 1) a deferred tax liability should have been established at acquisition for the difference between the financial statement basis and tax basis in the partnership interest of ATI of approximately $21,864,000. The Company had previously recorded at acquisition a deferred tax asset of approximately $14,900,000 to reflect the book/tax difference in the assets of ATI, since ATI’s income tax results are included in the consolidated tax return of Cargo. The financial statements have been restated to reflect the deferred tax liability of $20,283,300, which is net of a deferred tax asset of approximately $1,580,700 that was previously reported at December 31, 2006. The restatement resulted in a decrease in the extraordinary gain that resulted from the purchase of ATI of approximately $21,864,000.

Additionally, in connection with the ATI Acquisition (Note 1), the Company was granted the sole and exclusive right to supply all main deck freighter lifts operated in a certain customer’s United States domestic freight system (Domestic System) through December 31, 2011 (Exclusivity Period), subject to certain limitations. The terms and conditions of the lift to be provided by the Company during the Exclusivity Period are set forth in operating contracts entered into between the customer and the Company. On and after the first anniversary of the ATI Acquisition, the customer may terminate the Exclusivity Period by written notice and by a payment of an amount multiplied by the number of calendar months between December 31, 2011 and the date of the termination notice. Additionally, for each calendar year during the Exclusivity Period in which ATI provides aircraft services to the customer, ATI may provide a rebate to the customer (the Rebate Provision). The Rebate Provision is only in effect during the Exclusivity Period and will equal forty percent of the amount by which ATI’s rebate base for that calendar year exceeds the average rebate threshold. If ATI’s rebate base for that calendar year does not exceed the average rebate threshold, then no rebate is due. In the event ATI does not provide aircraft services to the customer in the Domestic System for all of the Exclusivity Days contained within a calendar year, the amount of the rebate payable with respect to that calendar year will be prorated.

In accordance with Statement of Financial Accounting Standard No. 141, Business Combinations, when the sum of the amounts assigned to assets acquired and liabilities assumed exceeds the cost of the acquired entity, that excess is allocated as a pro rata reduction of the amount that otherwise would have been assigned to all the acquired assets with certain exceptions. If any excess remains after reducing to zero the amount that otherwise would have be assigned to those assets, that remaining excess is recognized as an extraordinary gain. However, when a business combination involves a contingent consideration agreement that might result in recognition of an additional element of cost when the contingency is removed, an amount equal to the lesser of the maximum amount of the contingent consideration or the excess shall be recognized as if it was a liability. When the contingency is resolved, any amount that remains will be recognized as an extraordinary gain. Subsequent to the issuance of the 2006 consolidated financial statements, the Company’s management determined that a liability related to the contingent rebate should have been recorded at the acquisition date, and, accordingly, given the Rebate Provision, the 2006 financial statements have been restated to reflect a liability of $11,546,918 included in other liabilities as of December 31, 2006. The restatement resulted in a decrease in extraordinary gain that resulted from the purchase of ATI of $11,546,918.

In December 2006, the Rebate Provision was modified such that no rebate would be due for the years ended December, 31, 2006 or 2007.

A summary of the significant effects of the restatement are as follows:

Balance Sheet at December 31, 2006	As Previously Reported	As Restated
Deferred tax asset - long-term	$1,580,700	$—
Total assets	$207,040,789	$205,460,089
Deferred tax liability	$—	$20,283,300
Other liabilities	$2,862,323	$14,409,241
Total liabilities and stockholders’ equity	$94,990,864	$61,579,946

Consolidated Statement of Earnings For the year ended December 31, 2006
Extraordinary gain	$33,410,918	$—
Income before income taxes	$72,605,487	$39,194,569
Net earnings	$56,729,119	$23,318,201